Exhibit 99.1

Ventas, Inc.       111 South Wacker Drive, Suite 4800       Chicago, Illinois 60606       (877) 4-VENTAS       www.ventasreit.com

Contact:	David J. Smith
(877) 4-VENTAS

VENTAS REPORTS SECOND QUARTER NORMALIZED FFO OF $0.68

PER DILUTED SHARE

Ventas Continues to Raise Attractive Long-Term Capital, Build Liquidity and Increase Cash Flow

Ventas Increases 2009 Normalized FFO Per Diluted Share Guidance to $2.55 to $2.62

CHICAGO, IL (July 30, 2009) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that second quarter 2009 normalized Funds From Operations (“FFO”) increased 7.6 percent to $105.1 million, from $97.8 million for the comparable 2008 period. Normalized FFO per diluted common share was $0.68 in the second quarter of 2009, compared to $0.70 in the comparable 2008 period.

“Strong cash flow and successful capital markets execution contributed to our excellent second quarter, as we continue to build financial strength and liquidity,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “Our high-quality, diversified healthcare and seniors housing assets are performing very well due to demographic and need-driven demand, and Ventas is well positioned to deliver value to our constituents.

“We are pleased to increase our guidance for both normalized FFO per diluted share and NOI from our Sunrise operating portfolio. Our aim is to deliver strong cash flow while maintaining a best in class balance sheet. That combination should create value for Ventas shareholders.”

Second quarter normalized FFO per share benefited from rental increases from the Company’s triple-net lease portfolio, including the May 2009 rent increase with Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”); a lease termination fee of $2.3 million received from Kindred; higher Net Operating Income after management fees (“NOI”) at the Company’s medical office building (“MOB”) operating portfolio; and lower interest expense, offset in part by lower NOI at the Company’s senior living operating portfolio and higher weighted average diluted shares outstanding. Weighted average diluted shares outstanding in the second quarter of 2009 were 154.5 million, compared to 138.7 million in 2008.

Normalized FFO for the quarter ended June 30, 2009 excludes the net expense (totaling $8.5 million, or $0.05 per share) from merger-related expenses and deal costs and loss on extinguishment of debt, offset by income tax benefit; and normalized FFO for the quarter ended June 30, 2008 excluded the net benefit (totaling $2.7 million, or $0.02 per share) from income tax benefit, offset by merger-related expenses and deal costs and loss on extinguishment of debt.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the second quarter of 2009 decreased 3.9 percent to $96.6 million, from $100.5 million in the prior year. Second quarter 2009 NAREIT FFO per diluted common share decreased 12.5 percent to $0.63, from $0.72 a year earlier due to the above stated factors.

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Ventas Reports Second Quarter Results

July 30, 2009

Normalized FFO for the six months ended June 30, 2009 was $200.8 million, or $1.35 per diluted common share, a 6.1 percent increase from $189.2 million, or $1.37 per diluted common share, for the comparable 2008 period. Normalized FFO for the six months ended June 30, 2009 excludes the net expense (totaling $9.8 million, or $0.07 per share) from merger-related expenses and deal costs and loss on extinguishment of debt, offset by income tax benefit.

SUNRISE PORTFOLIO

Total Portfolio Performance Improves Sequentially

The Company’s operating portfolio contains 79 seniors housing communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). Ventas owns 100 percent of 19 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 60 communities, with Sunrise owning the noncontrolling interest in those 60 communities.

NOI for those 79 communities was $33.9 million for the quarter ended June 30, 2009, compared to $38.0 million for the comparable 2008 period. NOI in the second quarter of 2008 benefited from approximately $4 million of property-level expense credits and reconciliations that did not recur in the second quarter of 2009. In addition, unfavorable movements in the Canadian dollar exchange rate had a negative impact on NOI of $0.8 million for the second quarter of 2009 compared to the second quarter of 2008.

NOI for these 79 communities increased to $33.9 million for the second quarter of 2009, compared to $30.5 million for the first quarter of 2009, due to 1.2 percent average daily rate increases and lower expenses in the second quarter of 2009. Operating margin for the total portfolio also improved from 29.6 percent to 32.7 percent sequentially.

Same-Store Stabilized Community Results Improve Sequentially

For the 74 Sunrise communities that were stabilized in the second quarters of both 2009 and 2008, total community NOI was $32.2 million in 2009, versus $36.8 million for the comparable 2008 period. NOI in the second quarter of 2008 benefited from approximately $4 million of property-level expense credits and reconciliations that did not recur in the second quarter of 2009.

For the 78 communities stabilized in the first and second quarters of 2009, NOI increased to $33.7 million in the second quarter of 2009, compared to $30.1 million in the first quarter of 2009. This increase is due to average daily rate increases of 1.2 percent and lower expenses in the second quarter of 2009. Operating margin for these 78 communities also increased from 29.7 percent to 33.2 percent sequentially.

One additional asset was moved from lease-up to the same-store stabilized pool this quarter. The Company had one Sunrise asset in lease-up as of the end of the second quarter of 2009.

GAAP NET INCOME

Net income attributable to common stockholders for the quarter ended June 30, 2009 was $88.4 million, or $0.57 per diluted common share, after discontinued operations of $42.2 million, compared with net income attributable to common stockholders for the quarter ended June 30, 2008 of $70.2 million, or $0.51 per diluted common share, after discontinued operations of $28.8 million.

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Ventas Reports Second Quarter Results

July 30, 2009

Net income attributable to common stockholders for the six months ended June 30, 2009 was $162.6 million, or $1.09 per diluted common share, after discontinued operations of $71.2 million, compared with net income attributable to common stockholders for the six months ended June 30, 2008 of $101.3 million, or $0.74 per diluted common share, after discontinued operations of $31.0 million.

SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Liquidity & Balance Sheet

•	In April 2009, the Company issued and sold 13.1 million shares of common stock for gross proceeds of $312 million, before the underwriting discount and expenses.

•	In April 2009, the Company issued unsecured Senior Notes due June 1, 2016, receiving total proceeds of $168.5 million, before the underwriting discount and expenses.

•

In June 2009, Ventas raised $114.2 million in ten-year, 6.76 percent first mortgage financing secured by 16 assisted, independent and dementia seniors housing communities under triple-net leases. The valuation on the assets represented a 6.8 percent cap rate on annual cash rent and loan proceeds exceeded ten times Ventas’s annual cash rent on the mortgaged properties.

•

In the second quarter of 2009, the Company repaid or purchased in open market transactions or by cash tender offers $385.6 million of its Senior Notes, which included $49.8 million principal amount of 2009 Senior Notes, $100.7 million principal amount of 2010 Senior Notes, $104.4 million principal amount of 2012 Senior Notes, $103.4 million principal amount of 2014 Senior Notes and $27.3 million principal amount of 2015 Senior Notes. The Company recognized a net loss on extinguishment of debt of approximately $6 million in the second quarter of 2009.

•	In the second quarter of 2009, Ventas repaid $33.4 million in secured mortgage debt.

•	Cash flow from operations for the second quarter of 2009 increased 17.4 percent to $81.6 million, compared to the second quarter of 2008.

•	At June 30, 2009, the Company had $10.4 million outstanding under its Revolving Credit Facilities; $852.3 million of undrawn availability; and $102.2 million of cash and short-term cash investments.

•

At July 29, 2009, the Company had $10.1 million outstanding under its Revolving Credit Facilities; $852.9 million of undrawn availability; and approximately $139.2 million of cash and short-term cash investments.

•	The Company’s debt to total capitalization at June 30, 2009 was approximately 36 percent. The Company’s net debt to pro forma EBITDA at quarter end was 4.1x.

•

As of July 29, 2009, the Company has $18.8 million in total debt maturities remaining in 2009 and $172.8 million in total debt maturities in 2010, excluding normal periodic principal amortization payments. Additional detail on the Company’s debt maturities can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

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Ventas Reports Second Quarter Results

July 30, 2009

Investments and Dispositions

•

As previously announced, in June 2009, the Company sold six underperforming skilled nursing facilities (“SNFs”) to Kindred for total cash consideration of $58 million, or $75,000 per bed, including a $2.3 million lease termination fee. Ventas recognized a gain from the sale of approximately $38.9 million in the second quarter of 2009.

•

In June 2009, the Company completed the development and commenced operations of a 97,975 rentable square foot MOB in Greenville, South Carolina. The building was over 85 percent pre-leased at completion.

Portfolio

•

The 197 SNFs and hospitals (“LTACs”) leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing twelve-month period ended March 31, 2009 (the latest date available).

Additional Information

•	In July 2009, Fitch Ratings upgraded Ventas’s unsecured debt rating to BBB from BBB-, with a stable outlook.

•

Ventas expects to present its case for tortious interference with business expectation against HCP, Inc. (“HCP”) in the United States District Court for the Western District of Kentucky (the “Court”) in a trial by jury set to commence on August 18, 2009. On July 16, 2009, the Court denied a summary judgment motion by HCP requesting that the Court dismiss that claim by Ventas. In its claim, Ventas alleges that in May 2007 HCP interfered with Ventas’s expectation of purchasing Sunrise Senior Living REIT and that HCP made certain improper and misleading public statements. Ventas is seeking substantial monetary relief and punitive damages against HCP. There can be no assurance that Ventas will prevail in its case against HCP or the amount of any potential recovery Ventas may obtain from HCP.

•

Beginning in 2009, consistent with U.S. generally accepted accounting principles (“GAAP”), Ventas is recognizing additional non-cash interest expense in connection with the Company’s $230 million principal amount of 3 7/8% convertible debt securities due 2011. This non-cash interest expense will decrease 2009 FFO per diluted share by approximately $0.01 per share per quarter. As required by GAAP, this additional non-cash interest expense is reflected in the Company’s prior period results, which have been restated for comparability.

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

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Ventas Reports Second Quarter Results

July 30, 2009

VENTAS INCREASES GUIDANCE FOR 2009 NORMALIZED FFO AND SUNRISE PORTFOLIO NOI

Ventas currently expects its 2009 normalized FFO per diluted share to range between $2.55 and $2.62, improving its previously announced 2009 guidance of between $2.48 and $2.58 per diluted share. Normalized FFO per diluted share in 2008 was $2.71.

The Company also increased its guidance for its 79 high-quality seniors housing assets operated by Sunrise to generate between $122 million and $129 million in NOI for the full year, improving its previously announced range of $110 million to $125 million.

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related GAAP earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) merger-related costs and expenses that are not capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, (d) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early retirement or payment of the Company’s debt, (e) the non-cash effect of income tax benefits or expenses, (f) deal costs and expenses and earnout payments required by GAAP to be expensed rather than capitalized into asset cost, and (g) the reversal or incurrence of contingent liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

SECOND QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The dial-in number for the conference call is (617) 614-3450. The participant passcode is “Ventas.” The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available today at approximately 1:00 p.m. Eastern Time and will be archived for one month.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 501 seniors housing and healthcare properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 243 seniors housing communities, 187 skilled nursing facilities, 40 hospitals, and 31 medical office buildings and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

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Ventas Reports Second Quarter Results

July 30, 2009

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s operators, tenants, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2008 and for the year ending December 31, 2009; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its operators, tenants, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of any financial, accounting, legal or regulatory issues that may affect the Company’s major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED FINANCIAL INFORMATION

On January 1, 2009, the Company adopted Financial Accounting Standards Board Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“APB 14-1”). APB 14-1 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. Additionally, on January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). SFAS No. 160 changes the reporting for minority interests, which now must be characterized as noncontrolling interests and classified as a component of consolidated equity. The calculation of income and earnings per share continues to be based on income amounts attributable to the parent and is characterized as net income attributable to common stockholders. As required, all prior period amounts have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports Second Quarter Results

July 30, 2009

CONSOLIDATED BALANCE SHEETS

As of June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008

(In thousands, except per share amounts)

	June 30, 2009	March 31, 2009	December 31, 2008 *	September 30, 2008 *	June 30, 2008 *
Assets
Real estate investments:
Land	$552,712	$554,286	$555,015	$567,474	$569,711
Buildings and improvements	5,603,042	5,592,051	5,593,024	5,694,198	5,700,555
Construction in progress	18,319	21,176	12,591	9,533	1,642

	6,174,073	6,167,513	6,160,630	6,271,205	6,271,908
Accumulated depreciation	(1,075,293)	(1,036,617)	(987,691)	(951,523)	(905,608)

Net real estate property	5,098,780	5,130,896	5,172,939	5,319,682	5,366,300
Loans receivable, net	125,106	130,076	123,289	113,606	118,565

Net real estate investments	5,223,886	5,260,972	5,296,228	5,433,288	5,484,865
Cash and cash equivalents	46,523	95,806	176,812	115,923	29,268
Escrow deposits and restricted cash	94,470	38,275	55,866	43,841	40,038
Deferred financing costs, net	29,569	29,935	22,032	20,833	22,388
Notes receivable-related parties	—	—	—	1,769	1,752
Other	176,413	168,858	220,480	200,735	140,396

Total assets	$5,570,861	$5,593,846	$5,771,418	$5,816,389	$5,718,707

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$2,616,304	$2,942,401	$3,136,998	$3,123,815	$3,239,059
Deferred revenue	5,305	6,307	7,057	7,564	8,050
Accrued interest	16,952	42,121	21,931	46,255	20,261
Accounts payable and other accrued liabilities	164,659	161,775	168,198	152,666	142,399
Deferred income taxes	255,175	255,570	257,499	256,525	282,080

Total liabilities	3,058,395	3,408,174	3,591,683	3,586,825	3,691,849
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 156,539, 143,453, 143,302, 143,293 and 138,477 shares issued at June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively	39,138	35,867	35,825	35,823	34,619
Capital in excess of par value	2,565,933	2,267,440	2,264,125	2,261,874	2,040,603
Accumulated other comprehensive (loss) income	(1,411)	(18,322)	(21,089)	4,835	12,831
Retained earnings (deficit)	(109,012)	(117,124)	(117,806)	(101,867)	(92,134)
Treasury stock, 0, 2, 15, 0 and 0 shares at June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively	(5)	(53)	(457)	(2)	(18)

Total Ventas stockholders’ equity	2,494,643	2,167,808	2,160,598	2,200,663	1,995,901
Noncontrolling interest	17,823	17,864	19,137	28,901	30,957

Total equity	2,512,466	2,185,672	2,179,735	2,229,564	2,026,858

Total liabilities and equity	$5,570,861	$5,593,846	$5,771,418	$5,816,389	$5,718,707

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports Second Quarter Results

July 30, 2009

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2009 and 2008

(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008 *	2009	2008 *
Revenues:
Rental income	$125,148	$119,441	$248,082	$237,721
Resident fees and services	103,399	107,312	206,338	215,038
Income from loans and investments	3,333	1,480	6,614	1,947
Interest and other income	108	798	394	1,616

Total revenues	231,988	229,031	461,428	456,322
Expenses:
Interest	44,171	51,389	90,282	103,182
Depreciation and amortization	48,847	56,642	98,548	126,963
Property-level operating expenses	72,564	71,842	148,032	148,799
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,078 and $2,541 for the three months ended 2009 and 2008, respectively, and $6,137 and $4,490 for the six months ended 2009 and 2008, respectively)	10,355	9,610	20,953	17,867
Foreign currency loss (gain)	5	(27)	(1)	(106)
Loss on extinguishment of debt	5,975	195	6,080	116
Merger-related expenses and deal costs	3,502	1,234	5,556	1,880

Total expenses	185,419	190,885	369,450	398,701

Income before income taxes, discontinued operations and noncontrolling interest	46,569	38,146	91,978	57,621
Income tax benefit	395	3,712	942	13,750

Income from continuing operations	46,964	41,858	92,920	71,371
Discontinued operations	42,219	28,840	71,232	30,959

Net income	89,183	70,698	164,152	102,330
Net income attributable to noncontrolling interest, net of tax	802	545	1,543	1,023

Net income attributable to common stockholders	$88,381	$70,153	$162,609	$101,307

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.30	$0.30	$0.61	$0.51
Discontinued operations	0.27	0.21	0.48	0.23

Net income attributable to common stockholders	$0.57	$0.51	$1.09	$0.74

Diluted:
Income from continuing operations attributable to common stockholders	$0.30	$0.30	$0.61	$0.51
Discontinued operations	0.27	0.21	0.48	0.23

Net income attributable to common stockholders	$0.57	$0.51	$1.09	$0.74

Weighted average shares used in computing earnings per common share:
Basic	154,441	138,133	148,798	137,257
Diluted	154,510	138,737	148,859	137,705
Dividends declared per common share	$0.5125	$0.5125	$1.0250	$1.0250

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports Second Quarter Results

July 30, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2009 Quarters		2008 Quarters *
	Second	First	Fourth	Third	Second
Revenues:
Rental income	$125,148	$122,934	$122,735	$121,172	$119,441
Resident fees and services	103,399	102,939	105,609	108,610	107,312
Income from loans and investments	3,333	3,281	3,474	3,426	1,480
Interest and other income	108	286	697	1,913	798

Total revenues	231,988	229,440	232,515	235,121	229,031
Expenses:
Interest	44,171	46,111	50,622	50,745	51,389
Depreciation and amortization	48,847	49,701	54,003	49,997	56,642
Property-level operating expenses	72,564	75,468	76,447	81,698	71,842
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,078, $3,059, $2,160, $3,326, and $2,541, respectively)	10,355	10,598	11,158	11,626	9,610
Foreign currency loss (gain)	5	(6)	(11)	(45)	(27)
Loss (gain) on extinguishment of debt	5,975	105	(2,858)	344	195
Merger-related expenses and deal costs	3,502	2,054	1,332	1,248	1,234

Total expenses	185,419	184,031	190,693	195,613	190,885

Income before reversal of contingent liability, income taxes, discontinued operations and noncontrolling interest	46,569	45,409	41,822	39,508	38,146
Reversal of contingent liability	—	—	—	23,328	—
Income tax benefit	395	547	1,720	415	3,712

Income from continuing operations	46,964	45,956	43,542	63,251	41,858
Discontinued operations	42,219	29,013	14,609	1,555	28,840

Net income	89,183	74,969	58,151	64,806	70,698
Net income attributable to noncontrolling interest, net of tax	802	741	621	1,040	545

Net income attributable to common stockholders	$88,381	$74,228	$57,530	$63,766	$70,153

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.30	$0.32	$0.30	$0.44	$0.30
Discontinued operations	0.27	0.20	0.10	0.01	0.21

Net income attributable to common stockholders	$0.57	$0.52	$0.40	$0.45	$0.51

Diluted:
Income from continuing operations attributable to common stockholders	$0.30	$0.32	$0.30	$0.44	$0.30
Discontinued operations	0.27	0.20	0.10	0.01	0.21

Net income attributable to common stockholders	$0.57	$0.52	$0.40	$0.45	$0.51

Weighted average shares used in computing earnings per common share:
Basic	154,441	143,091	142,963	140,759	138,133
Diluted	154,510	143,145	143,047	141,141	138,737
Dividends declared per common share	$0.5125	$0.5125	$0.5125	$0.5125	$0.5125

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports Second Quarter Results

July 30, 2009

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2009 and 2008

(In thousands)

	2009	2008 *
Cash flows from operating activities:
Net income	$164,152	$102,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	98,815	129,811
Amortization of deferred revenue and lease intangibles, net	(3,587)	(5,383)
Other amortization expenses	2,374	2,940
Stock-based compensation	6,137	4,490
Straight-lining of rental income	(5,990)	(7,429)
Loss (gain) on extinguishment of debt	6,080	(91)
Net gain on sale of real estate assets (including amounts in discontinued operations)	(66,891)	(25,869)
Income tax benefit	(942)	(13,750)
Other	(12)	714
Changes in operating assets and liabilities:
Decrease in other assets	1,426	6,094
Decrease in accrued interest	(4,979)	(570)
Decrease in other liabilities	(1,441)	(19,525)

Net cash provided by operating activities	195,142	173,762
Cash flows from investing activities:
Net investment in real estate property	(19,358)	(6,360)
Investment in loans receivable	(7,373)	(98,826)
Purchase of marketable debt securities	—	(44,780)
Proceeds from real estate disposals	95,373	58,379
Proceeds from loans receivable	7,701	288
Capital expenditures	(4,028)	(4,480)
Other	—	340

Net cash provided by (used in) investing activities	72,315	(95,439)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(289,928)	(83,416)
Proceeds from debt	301,115	6,354
Repayment of debt	(541,775)	(52,617)
Payment of deferred financing costs	(13,422)	(689)
Issuance of common stock, net	299,201	191,668
Cash distribution to common stockholders	(153,815)	(141,882)
Contributions from noncontrolling interest	306	—
Distributions to noncontrolling interest	(5,024)	(1,936)
Other	5,457	5,257

Net cash used in financing activities	(397,885)	(77,261)

Net (decrease) increase in cash and cash equivalents	(130,428)	1,062
Effect of foreign currency translation on cash and cash equivalents	139	(128)
Cash and cash equivalents at beginning of period	176,812	28,334

Cash and cash equivalents at end of period	$46,523	$29,268

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports Second Quarter Results

July 30, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2009 Quarters		2008 Quarters *
	Second	First	Fourth	Third	Second
Cash flows from operating activities:
Net income	$89,183	$74,969	$58,151	$64,806	$70,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	48,907	49,908	54,974	50,969	57,975
Amortization of deferred revenue and lease intangibles, net	(1,729)	(1,858)	(2,142)	(1,819)	(2,272)
Other amortization expenses	1,766	608	376	678	1,404
Stock-based compensation	3,078	3,059	2,160	3,326	2,541
Straight-lining of rental income	(3,052)	(2,938)	(3,437)	(3,786)	(3,670)
Loss (gain) on extinguishment of debt	5,922	158	(105)	28	17
Net gain on sale of real estate assets (including amounts in discontinued operations)	(39,020)	(27,871)	(13,157)	—	(25,869)
Income tax benefit	(395)	(547)	(1,720)	(415)	(3,712)
Reversal of contingent liability	—	—	—	(23,328)	—
Provision for loan losses	—	—	—	5,994	—
Other	(169)	157	(90)	(10)	391
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(262)	1,688	(2,247)	(7,388)	(9,634)
(Decrease) increase in accrued interest	(25,169)	20,190	(24,324)	25,994	(26,528)
Increase (decrease) in other liabilities	2,526	(3,967)	9,660	12,997	8,133

Net cash provided by operating activities	81,586	113,556	78,099	128,046	69,474
Cash flows from investing activities:
Net investment in real estate property	(10,971)	(8,387)	(6,514)	(40,927)	(389)
Investment in loans receivable	—	(7,373)	(10,000)	—	(98,826)
Purchase of marketable debt securities	—	—	—	(18,900)	(44,780)
Proceeds from real estate disposals	—	95,373	45,804	—	58,379
Proceeds from loans receivable	6,051	1,650	13	(166)	226
Capital expenditures	(158)	(3,870)	(4,185)	(7,694)	(3,548)
Other	—	—	1,770	(18)	357

Net cash (used in) provided by investing activities	(5,078)	77,393	26,888	(67,705)	(88,581)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(202,882)	(87,046)	245,582	(88,800)	88,800
Proceeds from debt	291,914	9,201	129,903	4,005	1,353
Repayment of debt	(428,659)	(113,116)	(333,750)	(30,529)	(23,413)
Payment of deferred financing costs	(3,855)	(9,567)	(3,202)	34	(14)
Issuance of common stock, net	299,201	—	—	216,872	—
Cash distribution to common stockholders	(80,269)	(73,546)	(73,468)	(73,499)	(70,976)
Contributions from noncontrolling interest	306	—	—	—	—
Distributions to noncontrolling interest	(3,610)	(1,414)	(10,400)	(3,396)	(2,274)
Other	1,808	3,649	235	1,695	3,391

Net cash (used in) provided by financing activities	(126,046)	(271,839)	(45,100)	26,382	(3,133)

Net (decrease) increase in cash and cash equivalents	(49,538)	(80,890)	59,887	86,723	(22,240)
Effect of foreign currency translation on cash and cash equivalents	255	(116)	1,002	(68)	161
Cash and cash equivalents at beginning of period	95,806	176,812	115,923	29,268	51,347

Cash and cash equivalents at end of period	$46,523	$95,806	$176,812	$115,923	$29,268

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports Second Quarter Results

July 30, 2009

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2009 Quarters		2008 Quarters *
	Second	First	Fourth	Third	Second
Net income attributable to common stockholders	$88,381	$74,228	$57,530	$63,766	$70,153
Adjustments:
Depreciation and amortization on real estate assets	48,676	49,531	54,013	49,994	56,646
Depreciation on real estate assets related to noncontrolling interest	(1,496)	(1,620)	(1,582)	(1,590)	(1,578)
Discontinued operations:
Gain on sale of real estate assets	(39,020)	(27,871)	(13,157)	—	(25,869)
Depreciation and amortization on real estate assets	62	207	788	789	1,145

FFO	96,603	94,475	97,592	112,959	100,497
Merger-related expenses and deal costs	3,502	2,054	1,332	1,248	1,234
Reversal of contingent liability	—	—	—	(23,328)	—
Provision for loan losses	—	—	—	5,994	—
Income tax benefit	(936)	(937)	(2,059)	(982)	(4,171)
Loss (gain) on extinguishment of debt	5,975	105	(2,858)	344	195

Normalized FFO	105,144	95,697	94,007	96,235	97,755
Straight-lining of rental income	(3,052)	(2,938)	(3,437)	(3,786)	(3,670)
Routine capital expenditures	(632)	(1,144)	(3,660)	(2,512)	(1,133)

FAD	$101,460	$91,615	$86,910	$89,937	$92,952

Per diluted share (1):
Net income attributable to common stockholders	$0.57	$0.52	$0.40	$0.45	$0.51
Adjustments:
Depreciation and amortization on real estate assets	0.32	0.35	0.38	0.35	0.41
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	(0.25)	(0.19)	(0.09)	—	(0.19)
Depreciation and amortization on real estate assets	0.00	0.00	0.01	0.01	0.01

FFO	0.63	0.66	0.68	0.80	0.72
Merger-related expenses and deal costs	0.02	0.01	0.01	0.01	0.01
Reversal of contingent liability	—	—	—	(0.16)	—
Provision for loan losses	—	—	—	0.04	—
Income tax benefit	(0.01)	(0.01)	(0.01)	(0.01)	(0.03)
Loss (gain) on extinguishment of debt	0.04	0.00	(0.02)	0.00	0.00

Normalized FFO	0.68	0.67	0.66	0.68	0.70
Straight-lining of rental income	(0.02)	(0.02)	(0.02)	(0.03)	(0.03)
Routine capital expenditures	(0.00)	(0.01)	(0.03)	(0.02)	(0.01)

FAD	$0.66	$0.64	$0.61	$0.64	$0.67

(1)	Per share amounts may not add due to rounding.

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses)

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Ventas Reports Second Quarter Results

July 30, 2009

from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

The Company’s normalized FFO excludes (a) gains and losses on the sales of assets, (b) merger-related costs and expenses that are not capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits, (e) acquisition costs and expenses and earnout payments required by GAAP to be expensed rather than capitalized into asset cost beginning in 2009, and (f) the reversal of contingent liabilities.

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Ventas Reports Second Quarter Results

July 30, 2009

Normalized FFO and FAD Guidance for the Year Ending December 31, 2009

The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2009:

	UPDATED GUIDANCE For the Year Ending December 31, 2009			PRIOR GUIDANCE For the Year Ending December 31, 2009
Net income attributable to common stockholders	$1.68	-	$1.74	$1.56	-	$1.65
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	0.77	-	0.77	0.82	-	0.82

FFO	2.45	-	2.51	2.38	-	2.47
Adjustments:
Income tax benefit/expense, gain/loss on extinguishment of debt and merger-related expenses and deal costs, net	0.10	-	0.11	0.10	-	0.11

Normalized FFO	2.55	-	2.62	2.48	-	2.58
Straight-lining of rental income and routine capital expenditures	(0.13)	-	(0.13)	(0.13)	-	(0.13)

FAD	$2.42	-	$2.49	$2.35	-	$2.45

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Ventas Reports Second Quarter Results

July 30, 2009

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended June 30, 2009, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the three months ended June 30, 2009	$86,938
Add back:
Pro forma interest (including discontinued operations)	44,722
Pro forma depreciation and amortization (including discontinued operations)	49,061
Stock-based compensation	3,078
Loss on extinguishment of debt	5,975
Income tax benefit	(396)
Noncontrolling interest	802
Net gain on real estate disposals	(39,020)
Other taxes	302

Pro forma EBITDA	$151,462

Pro forma EBITDA annualized	$605,848

As of June 30, 2009:
Debt	$2,616,304
Cash	(109,548)

Net debt	$2,506,756

Net debt to pro forma EBITDA	4.1 x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Second Quarter Results

July 30, 2009

Non-GAAP Financial Measures Reconciliation (In thousands, except per share amounts)

	For the Six Months Ended June 30,
	2009	2008 *
Net income attributable to common stockholders	$162,609	$101,307
Adjustments:
Depreciation and amortization on real estate assets	98,207	126,599
Depreciation on real estate assets related to noncontrolling interest	(3,116)	(3,079)
Discontinued operations:
Gain on sale of real estate assets	(66,891)	(25,869)
Depreciation and amortization on real estate assets	269	2,848

FFO	191,078	201,806
Merger-related expenses	5,556	1,880
Income tax benefit	(1,873)	(14,575)
Loss on extinguishment of debt	6,080	116

Normalized FFO	200,841	189,227
Straight-lining of rental income	(5,990)	(7,429)
Routine capital expenditures	(1,776)	(1,956)

FAD	$193,075	$179,842

Per diluted share (1):
Net income attributable to common stockholders	$1.09	$0.74
Adjustments:
Depreciation and amortization on real estate assets	0.66	0.92
Depreciation on real estate assets related to noncontrolling interest	(0.02)	(0.02)
Discontinued operations:
Gain on sale of real estate assets	(0.45)	(0.19)
Depreciation and amortization on real estate assets	0.00	0.02

FFO	1.28	1.47
Merger-related expenses	0.04	0.01
Income tax benefit	(0.01)	(0.11)
Loss on extinguishment of debt	0.04	0.00

Normalized FFO	1.35	1.37
Straight-lining of rental income	(0.04)	(0.05)
Routine capital expenditures	(0.01)	(0.01)

FAD	$1.30	$1.31

(1)	Per share amounts may not add due to rounding.

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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